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        Exhibit 23.1




        The Board of Directors
        The Kushner-Locke Company:

        We consent to incorporation by reference in the registration statements (Nos. 333-40391, 333-10239 and 33-82942) on Form S-3 and (Nos.
        333-63297, 33-45248 and 33-86768) on Form S-8 of our reports dated
        December 24, 1998, on our audit of the consolidated financial statements and the financial statement schedule of The Kushner-Locke Company as of and for the year ended September 30, 1998, which report is included in the Annual Report on Form 10-K/A.

        PriceWaterhouseCoopers LLP

        Los Angeles, California
        February 18, 1999

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